Exhibit 23.2

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated June 19, 2002 accompanying the financial statements of Rochester Portable Specialties, Inc., and our report dated January 10, 2002 accompanying the financial statements of Cherokee Investments, Inc.,which are incorporated by reference in this Form SB-2 registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned report.

                                          Sincerely,



                                          /s/ Robison, Hill & Company
                                          ---------------------------------
                                          Certified Public Accountants


Salt Lake City, Utah
Spetember 17, 2002